Exhibit 99.1

NEWS RELEASE

MATADOR RESOURCES COMPANY ANNOUNCES INCREASED BORROWING BASE AND ACREAGE ACQUISITIONS AND PROVIDES AN OPERATIONAL UPDATE

DALLAS, Texas, June 5, 2013 – Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”), an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources, with a particular emphasis on oil and natural gas shale plays and other unconventional plays and with a current focus on its Eagle Ford operations in South Texas and its Delaware Basin operations in Southeast New Mexico and West Texas, today provided an update on various aspects of its operations.

Matador announced an increase in its borrowing base to $280 million based on its lenders’ review of the Company’s proved oil and natural gas reserves at March 31, 2013, as well as the results of several recently completed wells. At June 5, 2013, the Company had outstanding borrowings of $230 million. Matador expects additional increases to its borrowing base as the result of anticipated increases in its proved oil and natural gas reserves throughout 2013.

The Company continues to build its leasehold position in Southeast New Mexico and West Texas. In May 2013, the Company acquired approximately 3,500 gross and 2,300 net acres primarily in Lea and Eddy Counties, New Mexico. This additional acreage gives Matador a total of 34,100 gross and 22,500 net acres in Southeast New Mexico and West Texas, of which the Company considers approximately 26,400 gross and 20,400 net acres to be prospective for the Wolfcamp, Bone Spring and other oil and liquids-rich targets.

Matador’s operations are progressing as outlined in the Company’s first quarter earnings release provided on May 8, 2013. As expected, the Company completed and has begun producing oil and natural gas from seven operated and two non-operated Eagle Ford shale wells in the second quarter of 2013. Three operated wells on the Company’s Cowey lease in DeWitt County, Texas were completed and turned to sales in mid-May. Four operated wells completed on Matador’s Martin Ranch lease in LaSalle County were placed on production in late May. The Company has drilled three additional wells from a single pad on its Sickenius lease in Karnes County, but these wells will not be completed until late June and will not be placed on production until early July. Initial production results from the seven operated wells completed during the second quarter met or exceeded the Company’s expectations, including its first 40-acre infill test at Martin Ranch.

In New Mexico, Matador has drilled its first well in the Delaware Basin in Lea County, where it successfully collected extensive petrophysical data, including a 182-ft whole core in the Wolfcamp section. The well appears to have multiple completion targets, and the Company plans to complete the well later in the summer once more of its petrophysical and core analyses have been completed. The Company is currently drilling its second test well in Lea County; the primary target of this well is the Second Bone Spring. At June 5, 2013, Matador had two contracted drilling rigs operating – one in Lea County, New Mexico and one in LaSalle County, Texas.

Joseph Wm. Foran, Matador’s Chairman, President and CEO, commented, “We are very pleased that our Eagle Ford wells continue to meet or exceed our expectations. We are also very pleased to continue building our acreage position in the Delaware Basin in New Mexico and West Texas and are encouraged by the petrophysical data collected on our first well in Lea County. We will continue to execute our initial three-well test program in the Delaware Basin as planned, but are considering whether to leave one rig operating in New Mexico throughout the remainder of the year given our growing acreage position in the area. We continue to be very satisfied with our recent Eagle Ford results and believe these results reflect the continued progress we are making in our completion and production operations. Finally, we are pleased to announce the increase in our borrowing base, which will allow us to continue executing our ongoing drilling programs in South Texas and the Delaware Basin. Through the first five months of 2013, our entire results have exceeded our initial expectations entering the year and remain consistent with our updated guidance released on May 8, 2013. We continue to note, however, that our production and financial results from period to period are likely to be uneven and subject to various operating conditions and operating practices followed by Matador. That said, we are all excited about our progress and the outlook for the rest of the year.”

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with a particular emphasis on oil and natural gas shale plays and other unconventional resource plays. Its current operations are focused primarily on the oil and liquids rich portion of the Eagle Ford shale play in South Texas and the Wolfcamp and Bone Spring plays in Southeast New Mexico and West Texas. Matador also operates in the Haynesville shale and Cotton Valley plays in Northwest Louisiana and East Texas.

For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: general economic conditions; our ability to execute our business plan, including whether our drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; our ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; our ability to make acquisitions on economically acceptable terms; availability of sufficient capital to execute our business plan, including from future cash flows, increases in our borrowing base and otherwise; weather and environmental conditions; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s SEC filings, including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz

Investor Relations

(972) 371-5225

mschmitz@matadorresources.com